UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 21, 2024

Dominion Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	001-08489	54-1229715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2284

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	D	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On February 22, 2024, the Company issued a press release and presentation related to the matters described in this Current Report on Form 8-K, copies of which have been furnished herewith as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference. The information in this Item 7.01, Exhibit 99.1 and Exhibit 99.2 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On February 21, 2024, Virginia Electric and Power Company (Virginia Power), a wholly-owned subsidiary of Dominion Energy, Inc. (Dominion Energy), and Dunedin Member LLC (Investor), an affiliated investment vehicle of Stonepeak Partners LLC (Stonepeak) entered into an Equity Capital Contribution Agreement (the Contribution Agreement). Stonepeak is one of the world’s largest infrastructure investors with over $61 billion in assets under management and an extensive track record of investment in large and complex energy infrastructure projects.

Virginia Power is currently developing the Coastal Virginia Offshore Wind commercial project (CVOW). The 2.6-gigawatt CVOW, the largest offshore wind farm in the U.S., is on schedule to generate enough clean, renewable energy to power up to 660,000 homes once fully constructed in late 2026. CVOW will consist of 176 turbines and three offshore substations in a nearly 113,000-acre lease area off the coast of Virginia Beach. Under the terms of the Contribution Agreement, Virginia Power will contribute CVOW to a proposed limited liability company, OSW Project LLC (OSW), and the Investor will contribute cash in exchange for a 50% non-controlling interest. Virginia Power will retain full operational control of the construction and operations of CVOW, while Investor will have customary minority interest rights.

The closing of the transaction is subject to the satisfaction of certain customary closing conditions described in the Contribution Agreement, including, receipt of required approvals from the State Corporation Commission of Virginia and the North Carolina Utilities Commission and certain consents from the Bureau of Ocean Energy Management and other regulatory agencies regarding the assignment of certain contracts and permits needed for the partnership post-closing. The parties currently expect for the transaction to close by the end of 2024 after all required approvals and consents have been received.

At closing, Virginia Power expects to receive proceeds of approximately $3 billion, representing 50% of the CVOW construction costs incurred through closing less an initial withholding of $145 million. Following closing of the transaction, Virginia Power and Investor will each contribute 50% of the remaining capital necessary to fund construction of CVOW, provided the total construction costs, excluding financing costs, do not exceed $11.3 billion (which is $1.5 billion more than the current budget for CVOW). Investor will have the option to make additional capital contributions if the total costs, excluding financing costs, are between $11.3 billion and $13.7 billion, with Virginia Power contributing between 67% and 83% of such contributions. If Investor chooses not to make capital contributions, Virginia Power will receive an increased ownership percentage of OSW for any contributed capital.

If the final construction costs of CVOW are under $9.8 billion, excluding financing costs, Virginia Power will receive $100 million of the initial withholding, but if the final construction costs of CVOW are over $9.8 billion, the amount of the initial withholding received by Virginia Power will be adjusted downwards and no withheld amounts will be received if the total costs, excluding financing costs, exceed $11.3 billion. CVOW is currently on time and on budget.

Virginia Power will use 100% of the net proceeds to reduce debt at the parent level. The transaction is expected to improve Dominion Energy’s estimated 2024 consolidated funds from operations to total debt ratio by approximately 1% and reduce the overall financing needs during construction of CVOW.

FORWARD-LOOKING STATEMENTS

This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 include, but are not limited to, the sale of a 50% noncontrolling interest in CVOW; the ability to complete the proposed transaction on the anticipated timeline or at all; the anticipated benefits of the proposed transaction if completed; and the projected impact of the proposed transactions on our performance or opportunities. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties relating to the timing and certainty of closing the proposed transaction; the ability to satisfy the conditions to closing of the proposed transaction, including the ability to obtain required approvals and consents necessary to complete the proposed transaction; and the ability to achieve the anticipated benefits of the proposed transaction. Other risk factors are or will be detailed from time to time in Dominion Energy’s reports filed or to be filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this report. Dominion Energy assumes no obligation to provide any revisions to, or update, any projections and forward-looking statements contained in this report.

Item 9.01 Financial Statements and Exhibits.

99.1	Dominion Energy, Inc. Press Release dated February 22, 2024.*

99.2	Portions of Presentation dated February 22, 2024.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION ENERGY, INC.

Registrant

/s/ Steven D. Ridge
Name:	Steven D. Ridge
Title:	Executive Vice President and Chief Financial Officer

Date: February 22, 2024